Exhibit 99.1

FS KKR Capital Corp. Announces Fourth Quarter and Full Year 2025 Results

Declares First Quarter 2026 Distribution of $0.48 per Share

PHILADELPHIA, PA AND NEW YORK, NY – February 25, 2026 – FS KKR Capital Corp. (NYSE: FSK), or the Company, today announced its financial and operating results for the quarter and year ended December 31, 2025, and that its board of directors has declared a first quarter 2026 distribution of $0.48 per share.

Financial and Operating Highlights for the Quarter Ended December 31, 2025(1)

•	Net investment income of $0.48 per share, compared to $0.57 per share for the quarter ended September 30, 2025

•	Adjusted net investment income(2) of $0.52 per share, compared to $0.57 per share for the quarter ended September 30, 2025

•	Net asset value of $20.89 per share, compared to $21.99 per share as of September 30, 2025 and $23.64 per share as of December 31, 2024

•	Total net realized and unrealized loss of $0.89 per share, compared to a total net realized and unrealized gain of $0.19 per share for the quarter ended September 30, 2025

•	Adjusted net realized and unrealized loss(2) of $0.88 per share, compared to adjusted net realized and unrealized gain of $0.21 per share for the quarter ended September 30, 2025

•	Earnings (Loss) per Share of ($0.41), compared to Earnings (Loss) per Share of $0.76 for the quarter ended September 30, 2025

•	Total purchases of $1,098 million versus $1,334 million of sales and repayments, including $528 million of sales to the Company’s joint venture, Credit Opportunities Partners JV, LLC

•	Net debt to equity ratio(3) as of December 31, 2025 was 122%, compared to 116% as of September 30, 2025

•	Paid distributions to stockholders totaling $0.70 per share(4)

Financial and Operating Highlights for the Year Ended December 31, 2025(1)

•	Net investment income of $2.34 per share, compared to $2.90 per share for the year ended December 31, 2024

•	Adjusted net investment income(2) of $2.34 per share, compared to $2.88 per share for the year ended December 31, 2024

•	Total net realized and unrealized loss of $2.30 per share, compared to a total net realized and unrealized loss of $0.81 per share for the year ended December 31, 2024

•	Adjusted net realized and unrealized loss(2) of $2.24 per share, compared to adjusted net realized and unrealized loss of $0.72 per share for the year ended December 31, 2024

•	Paid cash distributions to stockholders totaling $2.80 per share(4)

“As we conclude 2025 and begin looking forward to 2026, we acknowledge specific challenges associated with a few investments which impacted our results during the second and fourth quarters of the year,” said Michael C. Forman, Chief Executive Officer and Chairman. “Looking ahead to 2026, our investment team will be working diligently to stabilize these investments while continuing to focus on high quality new originations, primarily in first lien senior secured structures, as we continue to diversify our investment portfolio."

Declaration of Distribution for First Quarter 2026

On February 19, 2026, FSK’s board of directors declared a distribution for the first quarter of $0.48 per share, consisting of a base distribution of $0.45 per share and a supplemental distribution of $0.03 per share, which will be paid on or about April 2, 2026 to stockholders of record as of the close of business on March 18, 2026.

Portfolio Highlights as of December 31, 2025

•	Total fair value of investments was $13.0 billion of which 62.4% was invested in senior secured securities.

•	Weighted average annual yield on accruing debt investments(5) was 10.1%, compared to 10.6% as of September 30, 2025. Excluding the impact of merger accounting, weighted average annual yield on accruing debt investments was 10.0%, compared to 10.5% as of September 30, 2025.

•	Weighted average annual yield on all debt investments(5) was 9.3%, compared to 9.8% as of September 30, 2025. Excluding the impact of merger accounting, weighted average annual yield on all debt investments was 9.2%, compared to 9.7% as of September 30, 2025.

•	Exposure to the top ten largest portfolio companies by fair value was 19%, compared to 20% as of September 30, 2025.

•	As of December 31, 2025, investments on non-accrual status represented 3.4% and 5.5% of the total investment portfolio at fair value and amortized cost, respectively, compared to 2.9% and 5.0% as of September 30, 2025.

Portfolio Data	As of December 31, 2025	As of September 30, 2025
Total fair value of investments (in millions)	$13,009	$13,415
Asset Class (based on fair value)
Senior Secured Loans — First Lien	57.8%	58.0%
Senior Secured Loans — Second Lien	4.2%	4.8%
Other Senior Secured Debt	0.4%	0.4%
Subordinated Debt	1.0%	1.6%
Asset Based Finance	13.0%	14.4%
Credit Opportunities Partners JV, LLC	15.1%	13.3%
Equity/Other	8.5%	7.5%
Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	60.9%	63.8%
% Fixed Rate Debt Investments	8.2%	8.8%
% Other Income Producing Investments	21.4%	18.3%
% Non-Income Producing Investments(7)	6.1%	6.2%
% of Investments on Non-Accrual(6)	3.4%	2.9%

Leverage and Liquidity as of December 31, 2025

•	Net debt to equity ratio(3) of 122%, based on $7.6 billion in total debt outstanding, $208 million of cash, cash equivalents and foreign currency and $305 million of net receivable for investments sold and repaid and stockholders’ equity of $5.8 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 5.08%.

•	Cash, cash equivalents and foreign currency of $208 million and availability under the Company’s financing arrangements of $3.3 billion, subject to borrowing base and other limitations.

•	As of December 31, 2025, 62% of the Company’s $7.6 billion of total debt outstanding was in unsecured debt and 38% in secured debt.

Conference Call Information

FSK will host its fourth quarter and full year 2025 results conference call via live webcast on Thursday, February 26, 2026 at 9:00 a.m. (Eastern Time). All interested parties are welcome to participate and can access the live webcast from the For Investors section of FSK’s website at www.fskkrcapitalcorp.com under Events & Presentations or through the following URL: https://edge.media-server.com/mmc/p/awh9opbk.

Research analysts who wish to participate in the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call using the following URL: https://register-conf.media-server.com/register/BI39e404f22c094c9aa787cd75ff19a5f6. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN number that can be used to access the call.

An investor presentation of financial information will be available by visiting the For Investors section of FSK’s website at www.fskkrcapitalcorp.com, under Events & Presentations, after the market close on Wednesday, February 25, 2026.

A replay of the call will be available beginning shortly after the end of the call by visiting the For Investors section of FSK’s website, under Events & Presentations.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkrcapitalcorp.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between Future Standard, formerly FS Investments, and KKR Credit that serves as the investment adviser to FSK and other business development companies.

Future Standard is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. Future Standard is headquartered in Philadelphia, Pennsylvania, with offices in the United States, Europe and Asia. The firm had approximately $86 billion in assets under management as of September 30, 2025(8).

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, geo-political risks, natural disasters or pandemics, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s annual report on Form 10-K for the year ended December 31, 2025, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on February 25th, 2026, as well as FSK’s other reports filed with the SEC. A copy of FSK’s annual report on Form 10-K for the year ended December 31, 2025 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkrcapitalcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Unaudited Consolidated Statements of Operations

(in millions, except share and per share amounts)

	Year Ended December 31,
	2025	2024	2023
Investment income
From non-controlled/unaffiliated investments:
Interest income	$844	$1,059	$1,183
Paid-in-kind interest income	69	67	108
Fee income	31	53	30
Dividend and other income	35	26	14
From non-controlled/affiliated investments:
Interest income	30	42	25
Paid-in-kind interest income	66	50	39
Fee income	4	1	1
Dividend and other income	24	16	28
From controlled/affiliated investments:
Interest income	43	71	87
Paid-in-kind interest income	89	94	45
Fee income	1	9	4
Dividend and other income	283	233	266
Total investment income	1,519	1,721	1,830

Operating expenses
Management fees	206	216	226
Subordinated income incentive fees	136	167	181
Administrative services expenses	10	10	12
Accounting and administrative fees	4	4	4
Interest expense	464	465	467
Other general and administrative expenses	23	23	26
Total operating expenses	843	885	916
Net investment income before taxes	676	836	914
Excise taxes	22	23	22
Net investment income	654	813	892

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(263)	(448)	(147)
Non-controlled/affiliated investments	(2)	(61)	(21)
Controlled/affiliated investments	(74)	23	(175)
Net realized gain (loss) on foreign currency forward contracts	(9)	19	8
Net realized gain (loss) on foreign currency	(28)	(9)	12
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	14	255	30
Non-controlled/affiliated investments	(86)	134	9
Controlled/affiliated investments	(106)	(172)	127
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	(12)	(7)	(15)
Net change in unrealized gain (loss) on foreign currency	(58)	38	(21)
Total net realized and unrealized gain (loss)	(624)	(228)	(193)
Provision for taxes on realized and unrealized gains on investments	(12)	—	(3)
Realized loss on extinguishment of debt	(7)	—	—
Net increase (decrease) in net assets resulting from operations	$11	$585	$696

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.04	$2.09	$2.48
Weighted average shares outstanding	280,066,433	280,066,433	280,276,768

Consolidated Balance Sheets

(in millions, except share and per share amounts)

	December 31,
	2025	2024
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$8,406 and $8,830, respectively)	$8,164	$8,573
Non-controlled/affiliated investments (amortized cost—$929 and $1,128, respectively)	855	1,140
Controlled/affiliated investments (amortized cost—$4,406 and $4,086, respectively)	3,990	3,777
Total investments, at fair value (amortized cost—$13,741 and $14,044, respectively)	13,009	13,490
Cash and cash equivalents	181	278
Foreign currency, at fair value (cost—$27 and $17, respectively)	27	18
Receivable for investments sold and repaid	313	186
Income receivable	98	187
Unrealized appreciation on foreign currency forward contracts	—	3
Deferred financing costs	32	26
Prepaid expenses and other assets	69	31
Total assets	$13,729	$14,219

Liabilities
Payable for investments purchased	$8	$2
Debt (net of deferred financing costs and discount of $45 and $49, respectively)	7,634	7,351
Unrealized depreciation on foreign currency forward contracts	10	1
Stockholder distributions payable	—	—
Management and investment adviser fees payable	50	53
Subordinated income incentive fees payable	28	35
Administrative services expense payable	1	3
Interest payable	77	108
Other accrued expenses and liabilities	72	44
Total liabilities	7,880	7,597
Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 280,066,433 and 280,066,433 shares issued and outstanding, respectively	0	0
Capital in excess of par value	9,199	9,284
Retained earnings (accumulated deficit)	(3,350)	(2,662)
Total stockholders’ equity	5,849	6,622
Total liabilities and stockholders’ equity	$13,729	$14,219
Net asset value per share of common stock at year end	$20.89	$23.64

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	December 31, 2025	September 30, 2025
GAAP net investment income per share	$0.48	$0.57
Accretion resulting from merger accounting	$(0.01)	$(0.01)
Excise tax	$0.05	$0.01
Adjusted net investment income per share(2)	$0.52	$0.57
GAAP Net realized and unrealized gain (loss) per share	$(0.89)	$0.19
Unrealized appreciation from merger accounting	$0.01	$0.01
Adjusted net realized and unrealized gain (loss)(2)	$(0.88)	$0.21

	Year Ended
	December 31, 2025	December 31, 2024
GAAP net investment income per share	$2.34	$2.90
Accretion resulting from merger accounting	$(0.06)	$(0.09)
Excise taxes	$0.06	$0.07
Adjusted net investment income per share(2)	$2.34	$2.88
GAAP Net realized and unrealized gain (loss) per share	$(2.30)	$(0.81)
Unrealized appreciation from merger accounting	$0.06	$0.09
Adjusted net realized and unrealized gain(2)	$(2.24)	$(0.72)

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes (iii) the impact of accretion resulting from merger accounting; and (iv) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business. FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. Adjusted net realized and unrealized gain is a non-GAAP financial measure. Adjusted net realized and unrealized gain is presented for all periods as GAAP realized and unrealized gains to exclude the impact of the merger accounting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income and GAAP net realized and unrealized gain to adjusted net realized and unrealized gain can be found above.

3)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.

4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.

5)	See FSK’s annual report on Form 10-K for the year ended December 31, 2025 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

6)	Interest income is recorded on an accrual basis. See FSK’s annual report on Form 10-K for the year ended December 31, 2025 for a description of FSK’s revenue recognition policy.

7)	Does not include investments on non-accrual status.

8)	Total AUM estimated as of September 30, 2025. References to “assets under management” or “AUM” represent the assets managed by Future Standard or its strategic partners as to which Future Standard is entitled to receive a fee or carried interest (either currently or upon deployment of capital) and general partner capital. Future Standard calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of Future Standards’ investment funds; (ii) uncalled investor capital commitments to these funds, including uncalled investor capital commitments from which Future Standard is currently not earning management fees or carried interest; (iii) the value of outstanding CLOs (excluding CLOs wholly-owned by Future Standard); (iv) the fair value of FS KKR Capital Corp. joint venture (JV) assets and (v) the fair value of other assets managed by Future Standard. Future Standards' calculation of AUM may differ from the calculations of other asset managers and, as a result, Future Standards’ measurements of its AUM may not be comparable to similar measures presented by other asset managers. Future Standards’ definition of AUM is not based on any definition of AUM that may be set forth in agreements governing the investment funds, vehicles or accounts that it manages and is not calculated pursuant to any regulatory definitions.

Contact Information:

Investor Relations Contact

Anna Kleinhenn

Anna.Kleinhenn@futurestandard.com

Future Standard Media Team

Marc Hazelton

Marc.Hazelton@futurestandard.com